                                                                   EXHIBIT 10.7

Renco
Renco Properties, Inc.


                                October 3, 1996

Mr. Michael Liccardo
Lexar Micro Systems
47421 Bayside Parkway
Fremont, California  94538

          Re:  Renco 36
          Bayside Technology Park
          Fremont, California

Dear Mike:

          I enjoyed the opportunity to meet you and learn a little about your new venture. You asked for a formal written proposal; so here it is:

          Renco Properties is pleased to make the following proposal to Lexar Micro Systems to lease space in Bayside Technology Park in Fremont, California.

LANDLORD:           Renco Investment Company
                    a California partnership

TENANT:             Lexar Micro Systems, Inc.

PREMISES:           Approximately 22,788 square feet of space in the building
                    identified as Renco 36 located at 47421 Bayside Parkway,
                    Fremont, California.

LEASE TERM:         The term of the Lease shall be two (2) years.

COMMENCEMENT:       The lease shall commence on January 1, 1997, upon the
                    expiration of the existing lease with Cirrus Logic.

RENTAL: The Base Monthly Rent during the term of the lease shall be as follows:

                    $21,649.00 per month for the first twelve months,

                    $25,668.00 per month for the next twelve months.

                    As Additional Rent, Lexar Micro Systems shall pay the actual operating costs for the building including but not limited to: taxes, assessments, insurance, and maintenance costs.

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INTERIOR IMPROVEMENTS:   Lexar Micro Systems shall accept the building in its
                         current condition, "As Is", with the exception that Cirrus Logic will be required to place the mechanical systems in good operating condition and otherwise satisfy the conditions in its lease to leave the premises in good condition and repair.

SECURITY DEPOSIT:             Upon signing the Lease, Lexar Micro Systems shall
                              post a Security Deposit equal to the last month's base monthly rent and shall repay the first month's rent.

APPROVAL OF FINANCIAL
CONDITION:                    This proposal and the execution of a Lease are
                              conditioned upon Renco's approval of Lexar Micro
                              System's current financial condition at the time of Lease execution.

LEASE FORM:                   Lexar Micro Systems shall use substantially the
                              same lease form as the current Cirrus Logic lease with the exception that the management fee shall be 3% of the base monthly rent.

BROKER: The parties acknowledge that no real estate broker was involved in this transaction and no commission shall be due.

TERM OF PROPOSAL:             This proposal will remain in full force and effect
                              for five days from the date of this proposal, subject to prior proposals and subject to the execution of a lease within two weeks from the date of this letter.

We look forward to working with you to continue your occupancy in Bayside Technology Park.


                                    Sincerely,
                                    Renco Properties, Inc.


                                    William N. Neidig
                                    Executive Vice President

                                    Accepted for Lexar Micro Systems

                                    By:_________________________________________
                                         Michael Liccardo

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                       Office Space Lease Summary/Lease

                                                      File No.  ________________


                             INDUSTRIAL SPACE LEASE

                               (MULTI-TENANT NET)

          THIS LEASE, dated 10/25/96 for reference purposes only, is made by and between Renco Investment Company, a California Partnership ("Landlord"), and Lexar Micro Systems, a California Corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                   ARTICLE 1

                                  REFERENCES

          1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

     A. Tenant's Address for Notices:     47421 Bayside Parkway
                                          Fremont, CA  94538


     B. Tenant's Representative:
           Phone Number:

     C. Landlord's Address for Notice:    1285 Oakmead Parkway
                                          Sunnyvale, CA  94086

     D. Landlord's Representative:        William F. Neidig
           Phone Number:                  (408) 730-5500

     E. Intended Commencement Date:       January 1, 1997

     F. Intended Term:                    Two (2) Years

     G. Lease Expiration Date:            December 31, 1998

     H. Tenant's Punchlist Period:        One (1) Day

     I. First Month's Prepaid Rent:       $21,649.00

     J. Last Month's Prepaid Rent:        -0-

     K. Tenant's Security Deposit:        $25,668.00

     L. Late Charge Amount:               Ten percent (10%) of the delinquent
                                          amount

     M. Tenant's Required Liability
        Coverage:                         $3,000,000 Single limit

     N. Tenant's Number of Parking
        Spaces:                           88

     O. Brokers:                          None

     P. Project or Property: That certain real property situated in the City of Fremont, County of Alameda, State of California, as presently improved with Two (2) buildings, which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows: Renco 36 and Renco 37.

     Q. Building: That certain Building within the Project in which the Leased Premises are located, which Building is shown outlined in red on Exhibit "A" hereto.

     R. Common Areas: The "Common Areas" shall mean those areas within the Project which are located outside the buildings and which are provided and designated by Landlord from time to time for general use by tenants of the Project including driveways, pedestrian walkways, parking spaces, landscaped areas and enclosed trash disposal areas.

     S. Leased Premises: That certain space which is a portion of the Building, which space is shown outlined in red on the Floor Plan attached hereto as Exhibit "B" consisting of approximately 22,788 square feet of gross leasable area and, for purposes of this Lease, agreed to contain said number of square feet. The Leased Premises are commonly known as or otherwise described as follows:

               47421 Bayside Parkway
               Fremont

     T. Base Monthly Rent: The term "Base Monthly Rent" shall mean the following: Twenty One Thousand Six Hundred Forty-nine dollars ($21,649,000) for
each of the first twelve months of the lease term.   Twenty Five Thousand Six
Hundred Sixty-eight dollars ($25,668.00) for each of the next twelve months of the lease term.

     U. Permitted Use: The term "Permitted Use" shall mean the following: Office, Research and Development, Light assembly and the storage of tenant's own material.

     V. Exhibits. The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

          Exhibit "A" -- Site Plan showing the Project and delineating the
                         Building in which the Leased Premises are located.

          Exhibit "B" -- Floor Plan outlining the Leased Premises.

          Exhibit "D" -- Acceptance Agreement.

     W. Addenda. The term "Addenda" shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows: First Addendum to Lease

                                   ARTICLE 2

                      LEASED PREMISES, TERM AND POSSESSION

          2.1 DEMISE OF LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculation in real estate, for the Lease Term and upon the terms and subject to the condition of this Lease, that certain interior space described in Article 1(s) as the Leased Premises, reserving and excepting to Landlord the exclusive right to one-half of all excess rentals and assignment considerations (as defined in Section 7.5), all profits to be derived from any assignments or sublettings by Tenant during the Lease Term by reason of the appreciation in the fair market rental value of the Leased Premises, Landlord further reserves the right to install, maintain, use and replace ducts, wires, conduits and pipes leading through the Leased Premises in locations which will not materially interfere with Tenant's use of the Leased Premises. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Common Areas as described in Article 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of the Lease, (ii) all Laws governing the use of the Leased Premises and the Project,
(iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and the Project, and (iv) all reasonable rules and regulations from time to time established by Landlord. See Addendum Paragraph 2.1.

     2.2 RIGHT TO USE COMMON AREAS: As an appurtenant right to Tenant's right to the use of the Leased Premises, Tenant shall have the non-exclusive right to use the Common Areas in conjunction with other tenants of the Project and their invitees, subject to the limitations on such use as set forth in Article 4, and solely for the purpose for which they were designed and intended. Tenant's right to use the Common Areas shall terminate concurrently with any termination of this Lease.

     2.3 LEASE COMMENCEMENT DATE AND LEASE TERM: The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date (as set forth in Article 1) unless either (i) Landlord is unable to deliver possession of the Leased Premises to Tenant on the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Article 2.4 below or (ii) Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to
Article 2.7 below (the "Lease Commencement Date"). The term of this Lease shall end on the Lease Expiration Date (as set forth in Article 1), irrespective of whatever date the Lease Commencement Date is determined to be pursuant to the foregoing sentence. The Lease Term shall be the period of time commencing on the lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

     2.4 DELIVERY OF POSSESSION: Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date (as set forth in Article 1) in their presently existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises, pursuant to an Exhibit or Addends attached to and made a part of this Lease to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises, in which case Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date as so modified and/or improved. If Landlord is unable to so deliver possession of the Leased Premises to Tenant on or before the Intended Commencement Date, for whatever reason other than Landlord's failure to commence construction of diligently pursue it to completion to the extent it is within Landlord's reasonable control to do so. Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of one hundred twenty days after the Intended Commencement Date (the "delivery grace period"; however, the Lease Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that the Leased Premises are Ready for Occupancy. Additionally, the delivery grace period above set forth shall

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

be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the actions of Tenant. If Landlord is unable to deliver possession of the Leased Premises to Tenant within the described delivery grace period (including any extensions thereof by reason of Force Majeure or the actions of Tenant), then Tenant's sole remedy shall be to cancel and terminate this Lease, and in no event shall Landlord be liable to Tenant for such delay. Tenant may not cancel this Lease at nay time after the date Landlord notifies Tenant the Leased Premises are Ready for Occupancy unless Landlord's notice is not given in good faith.

     2.5 ACCEPTANCE OF POSSESSION: Tenant acknowledges that it has inspected the Leased Premises and is willing to accept them in their existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises, pursuant to an Exhibit or Addenda attached to and made part of this Lease to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises, in which case Tenant agrees to accept possession of the Leased Premises when Landlord has substantially completed such modifications or improvements and the Leased Premises are Ready for Occupancy. If Landlord shall have so modified existing improvements or constructed additional improvements within the Leased Premises for Tenant, Tenant shall, within Tenant's Punchlist Period (as set forth in Article 1) which shall commence on the date that Landlord notifies Tenant that the Leased Premises are Ready for Occupancy, subject to Landlord as signed copy of the Acceptance Agreement attached hereto as Exhibit "D" together with a punchlist of all incomplete and/or improper work performed by Landlord. Upon the expiration of Tenant's Punchlist Period, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then-existing condition as so delivered by Landlord to Tenant, except as to those items reasonably set forth in the punchlist submitted to Landlord prior to the expiration of said period. Landlord agrees to correct all items reasonably set forth in Tenant's punchlist, provided that such punchlist was submitted to Landlord within Tenant's Punchlist Period. Additionally, Landlord agrees to place in good working order all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and all man doors and roll-up truck doors serving the Leased Premises to the extent that such systems and/or items are not in good operating condition as of the date Tenant accepts possession of the Leased Premises; provided that, and only if, Tenant notifies Landlord in writing of such failures or deficiencies within 15 business days from the date Tenant so accepts possession of the Leased Premises. See Addendum Paragraph 2.5.

     2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises, and shall vacate and surrender the Leased Premises to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date. Landlord, at Tenant's expense, shall retain a mechanical contractor to serve all heating, ventilation and air conditioning equipment, and Tenant shall pay the cost to restore (or replace a required), said equipment to good working order. Tenant shall pay the cost of restoring or replacing all trees, shrubs, plants, lawn and ground cover, and repair (or replace as required) all paved surfaces of the Property, and otherwise satisfy all requirements to repair any damage or wear to the Leased Premises, Building, Common Areas, Outside Areas, and/or

Property. Tenant shall repair all damage to the Leased Premises caused by Tenant or by Tenant's removal of Tenant's property and all damage to the exterior of the Building caused by Tenant's removal of Tenant's signs. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Lease Premises, whether such penetrations were made with Landlord's approval or not Tenant shall clean, repair or replace all stained or damaged ceiling tiles, wall coverings and clean or replace as my be required floor coverings to [illegible] all burned out light bulbs and damaged light lenses, and clean and repaint all painted walls. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the outside areas adjoining the Leased Premises and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements constructed or installed by Tenant which Landlord requests be so removed by Tenant and repair all damage caused by such removal. If the Leased Premises are not surrendered to Landlord in the condition required by this Article at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred from the date paid by Landlord at the then maximum rate of interest not prohibited by Law until paid, payable by Tenant to Landlord within ten days after receipt of a statement therefore from Landlord, and Tenant be deemed to have impermissibly held over until such time as such required work is completed, and Tenant shall pay Base Monthly Rent and Additional Rent in accordance with the terms of Section 13.2 (Holding Over) until such work is completed. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants.

     2.7 EARLY OCCUPANCY: If Tenant's enters into possession of the Leased Premises prior to the Intended Commencement Date (or permits its contractors to enter the Leased Premises prior to the Intended Commencement Date), unless otherwise agreed in writing by landlord, the Lease Commencement Date shall be deemed to have occurred on such sooner date, and Tenant shall be obligated to perform all its obligations under this Lease, including the obligation to pay rent, from that sooner date.

                                   ARTICLE 3
                   RENT, LATE CHARGES AND SECURITY DEPOSITS

     3.1 BASE MONTHLY RENT: Commencing on the Lease Commencement Date (as determined pursuant to Article 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore, in advance on the first day of each calendar month, as base monthly rent, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

     3.2 ADDITIONAL RENT: Commencing on the Lease Commencement Date (as determined pursuant to Article 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

          A. Tenant's Proportionate Share of all Building Operating Expenses (as defined in Article 13). Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by
Landlord:

               (1) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, Tenant's Proportionate Share of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay such share of such expenses within ten days after receipt of a written bill therefore from Landlord; and/or

               (2) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (or group of expenses, such as Landlord's Insurance Costs or Real Property Taxes) which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay its Proportionate Share of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to change from time to time the method of billing Tenant its Proportionate Share of such expenses or the periodic basis on which such expenses are billed.

          B. Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;

          C. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

          D. Any other shares or reimbursements due Landlord from Tenant pursuant to the terms of this Lease. See Addendum Paragraph 3.2.

     3.3 YEAR-END ADJUSTMENTS: If Landlord shall have elected to charge Tenant its Proportionate Share of the Building Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Article 3.2A(2) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) Tenant's Proportionate Share of such expenses for such period. If Tenant shall have paid more than its Proportionate Share of such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its Proportionate Share of any such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten days from Landlord's billing of same to Tenant. The provisions of this Article shall survive the expiration or sooner termination of this Lease. See Addendum Paragraph 3.3.

     3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within six calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount", and if any Additional Rent is not received by Landlord within six calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 57 percent of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by reason of [illegible] provision for a late charge be deemed to grant to Tenant a grace period extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of 10 calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the then maximum rate of interest not prohibited by Law until paid. See Addendum Paragraph 3.4.

     3.5 PAYMENT OF RENT: Except an specifically provided otherwise in this Lease all rent shall be paid in lawful money of the United States, without any abatement, deduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be prorated at the commencement and expiration of Lease Term. The failure by Tenant to pay any Additional Rent as when due, and Landlord shall have the same rights and remedies against Tenant as landlord would have if Tenant failed to pay the Base Monthly Rent when due.

     3.6 PREPAID RENT: Upon signing this Lease, Tenant shall immediately pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder.

     3.7 SECURITY DEPOSIT: Upon signing this Lease, Tenant shall immediately deposit with Landlord the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent:
(ii) to repair damage to the Leased Premises caused by Tenant; (iii) to clean and repair the Leased Premises following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. if Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent", Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty days following a surrender of the Leased Premises by Tenant to Landlord within which to return the Security Deposit (less permitted deductions) to Tenant, it being agreed between Landlord and Tenant that sixty days is a reasonable period of time within which to inspect the Leased Premises, make required repairs, receive and verify workmen's billings therefore, and prepare a final accounting with respect to such deposit. In no event shall the Security Deposit, or any portion thereof, be considered prepaid rent. See Addendum Paragraph 3.7.

                                   ARTICLE 4
                    USE OF LEASED PREMISES AND COMMON AREAS

     4.1 PERMITTED USE: Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of thirty consecutive calendar days shall be, at Landlord's election, a default by Tenant under the terms of this Lease. Subject to the limitations contained in this Article 4. Tenant shall have the right to use the Common Areas, in conjunction with other tenants and during normal business hours, solely for the purposes for which they were intended and for no other purposes whatsoever. Tenant shall not have the right to use the exterior surfaces of exterior walls, the area beneath the floor or the area above the ceiling of the Leased Premises. See Addendum Paragraph 4.1.

     4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Common Area or the Project which does or could (i) interfere with the rights of other tenants or occupants of the Building or the Project, (ii) jeopardize the structural integrity of the Building or (iii) cause damage to any part of the Building or the Project. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload, corrode, or impair the efficient operation of any electrical, plumbing, sewer, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises. Tenant shall not place any loads upon the floors, foundations or supporting structural components. Tenant shall place any explosive, flammable or harmful fluids, including Hazardous Materials, or other waste materials in the drainage systems of the Building or the

Project. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Project. Tenant shall not use any area located outside the Leased Premises for the storage of its materials, supplies, inventory or equipment, and all such materials, supplies, inventory and equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Common Areas or the Project. The provisions of this Section 4.2 shall not prohibit Tenant's installation of equipment within Premises. See Addendum Paragraph 6.1.

     4.3 NOISE AND EMISSIONS: all noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that is does not interfere with the businesses of or annoy other tenants of the Building or the Project. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy other tenants of the Building or the Project, or cause any damage to the Lease Premises or the Building or any component part thereof or the property of other tenants of the Building or the Project.

     4.4. TRASH DISPOSAL: Tenant shall provide trash and garbage disposal facilities inside the Leased Premises for all of its trash, garbage and waster requirements and shall cause such trash garbage and waster to be regularly removed from the Leased Premises at Tenant's sole cost. Tenant shall deep all outside the Leased Premises and all firm corridors and mechanical equipment rooms in or about the Leased Premises free and clear of all trash, garbage, waste and boxes containing same at all times.

     4.5 PARKING: Tenant is allocated, and Tenant and its employees and invitees shall have the non-exclusive right to use, not more than the number of parking spaces set forth in Article 1 as "Tenant's Number of Parking Spaces". Tenant shall not, at any time, use or permit its employees or invitees to use more parking spaces than the number so allocated to Tenant. Tenant shall not have the exclusive right to use any specific parking spaces, and Landlord reserves the right to designate from time to time the location of the parking spaces allocated for Tenant's use. In the event Landlord elects or is so required by any Law to limit or control parking within the Project, whether by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program as reasonably established by Landlord. Tenant shall not, at any time, park or permit to be parked any trucks or vehicles adjacent to entryways or lading areas within the Project so as to interfere in any way with the use of such areas, nor shall Tenant, at any time, park or permit the parking of Tenant's trucks or other vehicles, or the trucks and vehicles of Tenant's suppliers or others, in any portion of the Common Areas not designated by Landlord for such use by Tenant. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment on any portion of the common parking area or other Common Areas of the Project. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. if Tenant or its employees park any vehicle within the Project in violation of these provisions, then Landlord may charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Fifty Dollars per day for each day or partial day that each such vehicle is illegally parked, or parked in any area other than that designated. Tenant hereby authorizes Landlord, at Tenant's sole expense, to tow away from the Project and store until redeemed by its owner any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions.

     4.6 SIGNS: Tenant shall not place or install on or within any portion of the Leased Premises, the Building, the Common Areas or the Project any sign (other than a business identification sign first approved by Landlord in accordance with this Article), advertisements, banners, placards or pictures which are visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the Building, the Common Areas or the Project any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any signs, once approved by Landlord, shall be installed only in strict compliance with Landlord's approval, at Tenant's expense, using a person first approved by Landlord to install same. Landlord may remove any signs (not first approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or with the Leased Premises, the Building, the Common Areas or the Project and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove any such signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease. Landlord's approval of Tenant's Business name signage shall not be unreasonably withheld.

     4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS: Tenant shall not use or permit any person to use the Leased Premises in any manner which violates any Laws or Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, of record as of the date of this Lease or amendments to Private restrictions approved by Tenant all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Common Areas or the Project and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to do so. Addendum Paragraph 4.7.

     4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance policies carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (nor permit any other person to conduct) any activities within the Leased Premises, or store, keep or use anything within the Leased Premises which (i) is prohibited under the terms of any of such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of First Underwriter which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease. See Addendum Paragraph 4.8.

     4.9 LANDLORD'S RIGHT TO ENTER: Landlord and its agents shall have the right to enter the Leased Premises during normal business hours and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) supplying any services to be provided by Landlord to Tenant; (iii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iv) making necessary alterations, additions or repairs; (v) performing any of Tenant's obligations when Tenant has failed to do so after giving Tenant reasonable written notice of its intent to do so; and
(vi) posting notices of non-responsibility for "For Lease" or "For Sale" signs. Additionally, Landlord shall have the right to enter the Leased Premises at times of emergency. Any entry into the Leased Premises or portions thereof obtained by Landlord in accordance with this Article shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises or an eviction, actual or constructive, of Tenant from the Leased Premises or any portion thereof. See Addendum Paragraph 4.9.

     4.10 CONTROL OF COMMON AREAS: Landlord shall at all times have exclusive control of the Common Areas. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any reduction in or abatement of rent, to: (i) temporarily close any part of the Common Areas to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein:
(ii) temporarily close all or any part of the Common Areas to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location of driveways, entrances, exits, parking spaces, parking areas sidewalks, directional or locator signs, or the direction of the flow of traffic, and (iv) to make additions to the Common Areas including, without limitation, the construction of parking structures. Landlord shall have the right to change the name or address of the Building. Tenant, in its use of the Common Areas, shall keep he Common Areas free and clear of all obstructions created or permitted by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Nothing contained herein shall affect the right of Landlord at any time to remove any unauthorized person from the Common Areas or to prohibit the use of the Common Areas by unauthorized persons, including, without limitation, the right to prohibit mobile food and beverage vendors. in exercising any such right regarding the Common Areas, Landlord shall make a reasonable effort to minimize any disruption to Tenant's business.

     4.11 ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonably manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment. See Addendum Paragraph 4.12.

     4.12 OUTSIDE AREAS: No materials, pallets, supplies, tanks or containers whether above or below ground level, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Leased Premises expect in fully fenced and screened areas outside the

Building which have been designated for such purpose and have been approved in writing by landlord for such use by Tenant.

     4.14 HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Property:

          A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant, Tenant's Agents, or any other party after the Effective Date of this Lease in or about the Property shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interests, penalties, fines, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Property by tenant, Tenant's Agents, Permitees, or Invitees after the Effective Date.

          B. If the presence of Hazardous Materials on the Property caused or permitted by Tenant, Tenant's Agents, Permittees, or Invitees after the Effective Date of this Lease results in contamination or deterioration of water or soil or any other part of the Property, then Tenant shall promptly take any and all action necessary or investigate and premeditate such contamination. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorney's fees and costs, arising out of or in connection with any investigation and remediation (including investigative analysis, removal, cleanup, and/or restoration work) required hereunder to return the Leased Premises, Building, Common Areas, Outside Areas, and/or Property and any other property of whatever nature to their condition existing prior to the appearance of such Hazardous Materials.

          C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Property, and (ii) any contamination or the Property by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant acknowledges that Landlord, as the owner of the Property, at Landlord, as the owner of the Property, at Landlord's election, shall have the sole right at Tenant's expense to negotiate, defend, approve, and/or appeal any action taken or order issued with regard to Hazardous Materials by any applicable governmental authority. Tenant may use small quantities of household chemicals such as adhesive, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous materials as are necessary to the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Property (or any portion thereof) and which Landlord consents in writing may be brought onto the Property. In granting Landlord's consent, Landlord may specify the location and manner of use, storage, or handling of any Hazardous Material. Landlord's consent shall in no way relieve Tenant from any of its obligations as contained herein. Tenant shall notify Landlord in writing at least ten (10) days prior to the first appearance of any Hazardous Material on the Leased Premises, Building, Common Areas, Outside Areas, and/or Property. Tenant shall provide Landlord with a list of all Hazardous Materials and the quantities of each Hazardous

Material to be stored, or used, on any portion of the Property, and upon Landlord's request Tenant shall provide Landlord with copies of any and all hazardous materials Management Plans, Material Safety Data Sheets, Hazardous Waste Manifests, and other documentation maintained or received by Tenant pertaining to the Hazardous Materials used, stored, or transported on any portion of the Property. At any time during the Lease Term, Tenant shall, within five days after written request therefore received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Property (or have been used on the Property), the nature of such use, and the manner of storage and disposal.

          D. Landlord may cause testing wells to be installed on the Property and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in A and/or B above. Landlord may retain consultants to inspect the Property, conduct periodic environmental audits, and review any information provided by Tenant. Tenant shall pay the reasonable cost of fees charged by Landlord and/or Landlord's consultants as a Project maintenance Cost.

          E. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost shall remove all Hazardous Materials from the Property and shall provide a certificate to Landlord from a registered consultant satisfactory to Landlord, certifying that Tenant has caused no contamination of building9s), soil or groundwater in or about the Leased Premises, Building, Common Areas, Outside Areas, or Property. If Tenant fails to so surrender the Property, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Property as required by this Subsection, including without limitation, any claims or damages in connection with the condition of the Property including, without limitation, damages occasioned by the inability to Lease the Property (or any portion thereof) or a reduction in the fair market and/or rental value of the Property, Building, Common Areas, Outside Areas, and/or Property by reason of the existence of any Hazardous Materials in or around the Leased Premises, Building, Common Areas, Outside Areas, and/or Property. If any action is required to be taken by a governmental authority to test, monitor, and/or clean up Hazardous Materials from the Leased Premises, Building, Common Areas, Outside Areas, and/or Property and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as required action is completed, and Tenant shall pay Base Monthly Rent and Additional Rent in accordance with the terms of Section 13.2 (Holding Over). In addition, Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to Lease the Property or a reduction of the fair market and/or rental value of the Leased Premises, Building, Common Areas, Outside Areas, and/or Property.

     F. As used herein, the term "Hazardous Materials(s)" means any hazardous or toxic substance, material or waste, which is or becomes regulated by any federal, state, regional or local governmental authority because it is in any way hazardous, toxic, carcinogenic, mutagenic or otherwise adversely affects any part of the environment or creates risks of any such hazards or effects, including, but not limited to, petroleum; asbestos, and polychlorinated bipheyls and any material, substance, or waste (a) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, division 20, Chapter 6.5 (Hazardous Waste Control Law); (b) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley Tanner Hazardous Substance Account Act); (c) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.98 (Hazardous Materials Release Response Plans and Inventory); (d) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances); (e) defined as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 United States Code Sections 1251 et seq.
                                                                        -- ---
(33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (f) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 United States Code Section 6901 et
                                                                           --
seq. (42 U.S.C. 6903); or (g) defined as a "hazardous substance" pursuant to
---
Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 United States Code Section 9601 et seq. (41 U.S.C. 9601) or
                                                  -- ---
(h) defined as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or (i) listed pursuant to
                                            -- ---
Section 307 of the Federal Water Pollution Control Act (33 U.S.C. 1317) or (j) regulated under the Toxic Substances Control Act (15 U.S.C. 2601 et seq.) or (k)
                                                                 -- ---
defined as a "hazardous material" under Section 66680 or 66084 of Title 22 of the California Code of Regulations (Administrative Code) (l) listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101) or (m) listed by the Environmental Protection Agency as "hazardous substances" (40 C.F.R. Part 302) and amendments thereto. The term "Hazardous Material Laws" shall mean (i) all the foregoing laws as amended form time to time and (ii) any other federal, state, or local law, ordinance, regulation, or order regulating Hazardous Materials.

     G. Tenant's failure to comply with any of the requirements of this Section regarding the storage, use, disposal or transportation of Hazardous Materials, or the appearance of any Hazardous Materials on the Leased Premises, Building, Common Area, Outside Area, and/or the Property without Landlord's consent shall be an Event of Default as defined in this Lease. The obligations of Landlord and Tenant under this Section shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant within respect to issues relating to Hazardous Materials are exclusively established by this section. In the event of any inconsistency between any other part of this Lease and this Section, the terms of this Section shall control.

                                   ARTICLE 5
                 REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

     5.1 REPAIR AND MAINTENANCE: Except in the case of damage to or destruction of the Leased Premises, the Building or the Project caused by an Cat of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Common Areas. See Addendum Paragraph 5.1.

          A. Tenants Obligation: Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof and all appurtenances thereto, including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, (vi) all heating, ventilating and air conditioning equipment located within the Leased Premises or located outside the Leased premises (e.g. rooftop compressors) and serving the Leased Premises (_____________________ defined in Subarticle B below), and (vii) all entranceways to the Leased Premises, Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly, and periodically inspect (not less frequently than every three months) and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Subject to
Section 9.2 of this Lease, Tenant shall, at its sole cost and expense, repair all damage to the Building, the Common Areas or the Project caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damage, provided that Landlord shall make available to Tenant any insurance proceeds (if any) available for said repairs. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Article within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

          B. Landlord's Obligation: Landlord shall, at all times during the Lease Term, maintain in good condition and repair: (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior walls, and roof); (ii) the Common Areas; and (iii) the electrical and plumbing systems located outside the Leased Premises which service the Building. Additionally, to the extent that the Building contains central heating, ventilating and/or air conditioning systems located outside the Leased Premises which are designed to service, and are then servicing, more than a single tenant within the Building ("Common HVAC"), Landlord shall maintain in good operating condition and repair such Common HVAC equipment and systems. The provisions of this Subarticle B shall in no way limit the right of Landlord to charge to tenants of the Project, as Additional Rent pursuant to Article 3, the costs incurred by Landlord in making such repairs and/or performing such maintenance.

     5.2 SERVICES AND UTILITIES: The parties shall have the following responsibilities and obligations with respect to obtaining and paying the cost of providing the following utilities and other services to the Leased Premises.

          A. Gas and Electricity. Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Tenant shall be responsible for determining if the local supplier of gas and/or electricity can supply the needs of Tenant and whether or not the existing gas and/or electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall pay all charges for gas and electricity as so supplied to the Leased Premises.

          B. Water: Landlord shall provide the Leased Premises with water for lavatory and drinking purposes only. Tenant shall pay, as Additional Rent, the cost to Landlord of providing water to the Leased Premises. In the event Landlord believes that Tenant is using more water than what normally would be required for lavatory and drinking purposes, Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's estimate of the cost of Tenant's excess water usage or (ii) install (or require Tenant to install at Tenant's sole cost) a separate meter for purposes of measuring Tenant's water usage and, based upon such meter readings, periodically charge Tenant, as Additional Rent, a sum equal to Landlord's estimate of the cost of Tenant's excess water usage. In the event that Landlord shall so install such a separate meter, Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in purchasing and installing such meter and thereafter all costs incurred by Landlord in maintaining said meter. The cost of Tenant's water usage shall include any costs to Landlord in keeping account of such usage and all governmental fees, public charges or the like attributable to or based upon (such as sewer usage fees) the use of water to the extent of such usage.

          C. Security Service: Tenant acknowledges that Landlord is not responsible for the security of the Leased Premises or the protection of Tenant's property or Tenant's employees, invitees or contractors, and that to the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

          D. Trash Disposal: Tenant acknowledges that Landlord is not responsible for the disposal of Tenant's waste, garbage or trash and that Tenant shall arrange, in its own name and at its sole cost, for the regular and periodic removal of such waste, garbage or trash from the Leased Premises. In no event shall Landlord be required to provide trash bins for the disposal of Tenant's waste, garbage or trash.

     5.3 ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Project. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Project and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources. See Addendum Paragraph 5.4.

     5.4 LIMITATION OF LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to perform any maintenance or repairs to the Project until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (ii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building or the Project from whatever cause (other than Landlord's active negligence or willful misconduct), or (iii) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord). See Addendum Paragraph 5.5.

                                   ARTICLE 6
                         ALTERATIONS AND IMPROVEMENTS

     6.1 BY TENANT: Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements to or within the Leased Premises without Landlord's prior written approval, and then not until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense, using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until
(i) all required governmental approvals and permits shall have been obtained,
(ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article
9. In no event shall Tenant make any modifications, alterations or improvements to the Common Areas or any areas outside of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways or the like.
See Addendum Paragraph 6.1.

     6.2 OWNERSHIP OF IMPROVEMENTS: All modifications, alterations or improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Article 6.1 above. At the expiration or sooner termination of the Lease, all such modifications, alterations and improvements (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) if not removed by Tenant shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premise as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord's expense shall be deemed real property, and a part of the Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant. See Addendum Paragraphs
2.6 and 6.2.

     6.3 ALTERATIONS: Tenant may remove its trade fixtures and leasehold improvement constructed by Tenant at its expense. At its sole cost, Tenant shall make all modifications, alterations and improvements to the Leased Premises that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas, or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, (i) be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Project, (ii) modify the existing (or construct additional) capital improvements or provide building service equipment for the purpose of reducing the consumption of utility services or project maintenance costs for the property, the cost incurred by Landlord in making such modifications, alterations or improvements, interest at a rate equal to ____________ quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate (2%) ("Wells Prime Plus Two"), cost of money factor, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Project Maintenance Cost.

     6.4 LIENS: Tenant shall keep the Leased Premises, the Building and the Property free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises. If any such claim of lien is recorded against Tenant's interest in this Lease, the Leased Premises, the Building or the Project, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after receipt of written notice from Landlord.

                                   ARTICLE 7
                      ASSIGNMENT AND SUBLETTING BY TENANT

     7.1 BY TENANT: Tenant shall not sublet the Leased Premises (or any portion which shall not be unreasonably withheld thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent first obtained in accordance with the provisions of this Article 7. Any attempted subletting, assignment or encumbrance without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Article, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant's interest in this Lease. See Addendum Paragraph 7.1.

     7.2 MERGER OR REORGANIZATION: If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. See Addendum Paragraph 7.2.

     7.3 LANDLORD'S ELECTION: If Tenant shall desire to assign its interest under this Lease or to sublet the Leased Premises. Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least fifteen
(15) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or Sublessee's intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period of ten (10) days following receipt of such notice within which to do one of the following: (i) on the condition that the proposed Transferee immediately enter into a direct lease of the Leased Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Leased Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed Transferee, Tenant's obligations under this Lease shall not be terminated until such Transferee executes a new lease with Landlord, enters into possession, and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's proportionate share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Leased Premises which remains subject to the Lease bears to the original area of the Leased Premises. Landlord and Tenant shall execute a cancellation agreement with respect to the Lease to effect such termination or partial termination, or
(b) if Landlord shall not have elected to cancel and terminate this Lease, to either (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in
Article 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, use or disposal of a Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to clean up Hazardous Materials unlawfully discharged by the proposed assignee or subtenant; or (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material. During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

     7.4 CONDITIONS TO LANDLORD'S CONSENT. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of the Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease giving Landlord the absolute right to terminate this Lease unless such default is promptly cured by satisfying in full each such condition by the assignee, sublessee or encumbrances. The conditions are as follows: See Addendum Paragraph 7.4.

          A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

          B. Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant's obligations upon a foreclosure or transfer in lieu thereof), which relate to space their subleased.

          C. Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.

          D. Tenant having delivered to Landlord a complete a fully-executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements.

          E. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty (50%) percent of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

               (1) If Tenant assigns its interest under the Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty (50%) percent of the assignment consideration so paid or to be paid whichever is the greater) at the time of the assignment by the assignee; or

               (2) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty (50%) percent of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

               (3) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty (50%) percent of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

     7.5  ....:  this Article, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other on Tenant's behalf or for Tenant's benefit as consideration for such assignment, less any commissions paid by Tenant to a licensed real estate broker for arranging such assignment (not to exceed then standard rates), and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due Landlord under the terms of this Lease for the same period, less any commissions paid by Tenant to a licensed real estate broker for arranging such sublease (not to exceed then standard rates). Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from and assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant. See Addendum Paragraph 7.2 and Paragraph 7.5.

     7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

     7.7 GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this Covenant of Good Faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

     7.8 EFFECT OF LANDLORD'S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Article 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

     7.9 PROHIBITED FINANCIAL TRANSACTIONS: Tenant shall not, without Landlord's consent, enter into or do any of the following acts if to do so would result in Tenant having a net worth or net income after such action or event that is less than Tenant's net worth and/or net income as of the date of this
Lease: (i) make any distribution or declare or pay any cash dividends on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding, (ii) acquire, merge, or consolidate with or into any other business organization, (iii) make any changes in Tenant's financial structure or (iv) borrow funds, pledge assets, or lease or sell equipment or other property. Landlord and Tenant understand and agree that the value of the Leased Premises is influenced by Tenant that are not conducted in the normal course of its business which would reduce Tenant's net worth and/or net income and thereby would adversely effect the value of the Leased Premises.

                                   ARTICLE 8
               LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

     8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners and officers from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, its agents, employees, contractors or invitees; any damages to Tenant's property; or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the maintenance of, or the protection of the Leased Premises, the Building, the Project or the Common Areas, including, without limitation, any such injury, damage or loss resulting from (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Building or the Leased Premises: (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the

Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); or (vii) the blockage of access to any portion of the Project, the Building or the Leased Premises, except to the extent such damage was proximately caused by the Landlord's active negligence or willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease but only if Tenant shall have given Landlord prior written notice to perform such obligation and Landlord shall have failed to perform such obligation within a reasonable period of time following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which read as follows: A general release does not extent to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this Article is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

     8.2 TENANT'S INDEMNIFICATION OF LANDLORD: Tenant shall defend, with _______ ______ satisfactory to Landlord, any claims made or legal actions filed or threatened by third parties against Landlord which result in the death, bodily injury, personal injury, damage to property or interference with contractual or other rights suffered by any third party, (including other Tenants within the Project) which (i) occurred within the Leased Premises or
(ii) resulted from Tenant's use or occupancy of the Leased Premises or the Common Areas or (iii) resulted from Tenant's activities in or about the Leased Premises, the Building or the Project, and Tenant shall indemnify and hold Landlord, Landlord's principals, employees and agents harmless from any loss (including loss of rents by reason of vacant space which otherwise would have been leased but for such activities), liabilities, penalties, or expense whatsoever (including all legal fees incurred by Landlord with respect to defending such claims) resulting therefrom, except to the extent proximately cause by the active negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease, provided that Tenant shall not be required to indemnify Landlord under this section 8.2 with respect to events that first occur after the later of (a) the date of the expiration, or sooner termination, of this Lease, or (b) the date Tenant actually vacates the Premises, provided that Landlord has actual notice of such vacation. Tenant shall not be obligated to indemnify Landlord against loss resulting from the negligence of Landlord or its agents, employees or contractors.

                                   ARTICLE 9
                                   INSURANCE

     9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

          A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

               (1) Commercial General Liability insurance insuring Tenant against liability for bodily injury, death, property damage and personal injury occurring at the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises or the Building, Outside Areas, Property, or Common Areas or resulting from Tenant's activities in or about the Leased Premises. Such insurance shall be on an occurrence basis with a combined single limit of liability of not less than the amount of Tenant's Required Liability Coverage (as set forth in Article 1). The policy or policies shall be endorsed to name Landlord and such others as are designated by Landlord as additional insured in the form equivalent to CG20111185 or successor and shall contain the following additional endorsement: "The insurance afforded to the additional insured is primary insurance. If the additional insured have other insurance which is applicable to the loss on a contributing, excess or contingent basis, the amount of this insurance company's liability under this policy shall not be reduced by the existence of such other insurance. Any insurance carried by the additional insureds shall be excess and non contributing with the insurance provided by the Tenant." The policy shall not canceled or reduced without at least 30 days written notice to additional insureds. If the policy insurers more than one location, it shall be endorsed to show that the limits and aggregate apply per location using endorsement CG25041185 or successor. Tenant's policy shall also contain the severability of interest and cross-liability endorsement or clauses.

               (2) Fire and property damage insurance in so-called Special Form plus earthquake and flood insuring Tenant against loss from physical damage to Tenant's personal property, inventory, stock, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof:

               (3)  Plate-glass insurance, at actual replacement cost;

               (4)  Boiler and Machinery insurance, if applicable;

               (5) Liability insurance to cover sale or distribution of food and beverages arising out of the distribution, sale, or consumption of food and/or beverages including alcoholic beverages at the Leased Premises for not less than the Tenant's Required Liability Coverage as set forth in Article1;

               (6) Workers' compensation insurance and any other employee benefit insurance sufficient to comply with all Laws which policy shall be endorsed to provide thirty (30) days written notice of cancellation to Landlord;

               (7) With respect to making alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage satisfactory to Landlord;

               (8) Business Income Insurance at a minimum of 50% co-insurance including coverage for loss of business income due to damage to equipment from perils covered under the so-called Special Form plus perils of earthquake and flood; and

               (9) Comprehensive Auto Liability insurance with a combined single limit coverage of not less than the amount of Tenant's Required Liability Coverage (as set forth in Article 1) for bodily injury and/or property damage liability for: a) Owned autos; b) Hired or borrowed autos; c) Non-owned autos; d) Auto blanket contractual form CA0029. The policy shall be endorsed to provide 30 days written notice of cancellation to Landlord.

          B. Each policy of liability insurance required to be carried by Tenant pursuant to this Article or actually carried by Tenant with respect to the Leased Premises or the Property (i) shall be in a form satisfactory to Landlord, (ii) shall be provided by carriers admitted to do business in the state of California, with a Best rating of "A/VI" or better and/or acceptable to Landlord. Property insurance shall contain a waiver and/or a permission to waive by the insurer any right of subrogation against Landlord, its principals, employees, agents and contractors which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its principals, employees, agents or contractors.

          C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to the Landlord with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying, in a form satisfactory to the Landlord, that the policy has been issued and premium paid providing the coverage required by this Article and containing the provisions herein. Attached to such a certificate shall be endorsements naming Landlord as additional insured, and including the wording under primary insurance above. With respect to each renewal or replacement of any such insurance, the requirements of this Article must be complied with not less than 30 days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may at any time and from time-to-time inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this article. If Landlord's lender, insurance broker or advisor or counsel reasonably determines at any time that the form or amount of coverage set forth in Article 9.1(A) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount or change the form as Landlord's lender, insurance broker or advisor or counsel reasonably deems adequate (provided however such increase level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated and operating under similar circumstances).

          D. The Commercial General Liability insurance carried by Tenant shall specifically insure the performance by Tenant of the Indemnification provisions set forth in Article 8.2 of this lease provided, however, nothing contained in this Article 9 shall be construed to limit the liability of Tenant under the Indemnification provisions set forth in said Article 8.2.

     9.2  LANDLORD'S INSURANCE:  With respect to insurance maintained by
Landlord:

          A. Landlord shall maintain, as the minimum coverage required of it by this Lease, property insurance in so-called "Special" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent of the full actual replacement cost thereof and against loss of rents for a period of not less than twelve months. Such property damage insurance, at Landlord's election but without any requirement on Landlord's behalf to do so, (i) may be written in so-called Special Form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to include (or separate policies which may be carried to cover) loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; (iv) may provide coverage for loss of rents for a period of up to twelve months; and/or
(v) may contain "deductibles" per occurrence in an amount reasonably acceptable to Landlord. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

          B. Landlord shall maintain Commercial General Liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Project, or any portion thereof, with combined single limit coverage of at least Two Million Dollars. Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Project.

          C. Landlord may maintain any other insurance which in the opinion of its lender, insurance broker or advisor, or legal counsel is prudent to carry under this given circumstances provided such insurance is commonly carried by owners of property similarly situated and operation under similar circumstances, and cost thereof is customarily paid by tenants pursuant to industrial triple net leases.

     9.3 MUTUAL WAIVER OF SUBROGATION: Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners and officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

                                  ARTICLE 10
                           DAMAGE TO LEASED PREMISES

     10.1 LANDLORD'S DUTY TO RESTORE: If the Leased Premises are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the Leased Premises, as and when required by this Article, unless this Lease is terminated by Landlord pursuant to Article 10.2 or by Tenant pursuant to Article 10.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Article 10.2 and 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Article 10.2 or 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available which cover loss to property which would become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Law, to substantially the same condition in which the Leased Premises existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the Leased Premises and interior improvements constructed by Landlord. Landlord shall have no obligation to restore any other improvements to the Leased Premises or any of the Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.

     10.2 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

          A. The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (and "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) seventy-five percent of the then actual replacement cost thereof;

          B. The Building is damaged by an uninsured peril, which peril Landlord was required to insure against pursuant to the provisions of Article 9 of this Lease, to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds which would have been available had Landlord carried such required insurance, or (ii) seventy-five percent of the then actual replacement cost thereof;

          C. The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of
Article 9 of this Lease, to any extent.

          D. The Building is damaged by any peril and, because of the Laws then in force, the Building (i) can not be restored at reasonable cost or (ii) if restored, can not be used for the same use being made thereof before such damage.

          The determination of Landlord's property and Tenant's Property shall be made pursuant to Paragraph 6.2.does not elect to terminate this Lease or is _________________________________ as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

          A. The Leased Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within twelve months after the date of such notice from Landlord; or

          B. The Leased Premises are damaged by any peril within nine months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within ninety days after the date such restoration is commenced.

          See Addendum Paragraph 10.3

     10.4 TENANT'S WAIVER:  Landlord and Tenant agree that the provisions of
Article 10.3 above, captioned "Tenant's Right to Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar Laws hereinafter enacted.

     10.5 ABATEMENT OF RENT: In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                  ARTICLE 11
                                 CONDEMNATION

     11.1 LANDLORD'S RIGHT TO TERMINATE: Subject to Article 11.3, Landlord shall have the option to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including inverse condemnation and/or a voluntary sale or transfer by Landlord under threat of condemnation to an entity having the power of eminent domain), (i) all or any part of the Leased Premises is so taken, (ii) twenty (20%) percent of the Buildings leasable area is so taken, (iii) more than eighty-five (85%) percent of the Common Area is so taken, or (iv) because of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Article 11.4 below. Any such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

     11.2 TENANT'S RIGHT TO TERMINATE: Subject to Article 11.3, Tenant shall have the option to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including inverse condemnation and/or a voluntary sale or transfer by Landlord to an entity having the power of eminent domain under threat of condemnation), (i) substantially all of the Leased Premises is so taken, (ii) thirty-three and one-third percent or more of the Leased Premises is so taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of the Tenant's business, or (iii) there is a taking of a portion of the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within the Project (or within a reasonable distance therefrom) equal in number to at least sixty-six and two-thirds percent of Tenant's Number of Parking Spaces (as set forth in Article 1), whether by rearrangement of the remaining parking areas in the Common Area (including, if Landlord elects, construction of multi-dock parking structures or re-striping for compact cars where permitted by Law), or by providing alternative parking facilities on other land within reasonable walking distance of the Leased Premises. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Common Area or the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacates the Leased Premises.

     11.3 TEMPORARY TAKING: If any portion of the Leased Premises is temporarily less, this Lease shall remain in effect except that if any portion of the Leased Premises is temporarily taken for a period which either exceeds 9 months or which extends beyond the natural expiration of the Lease Term, then Landlord and Tenant shall have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

     11.4 RESTORATION AND ABATEMENT OF RENT: If any part of the Leased Premises is taken by condemnation and this Lease is not terminated, then Landlord shall repair any damage occasioned thereby to the remainder of the Leased Premises to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Article
10.1 As of the date possession is taken by the condemning authority, (i) the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking, and (ii) Tenant's Proportionate Share shall be appropriately adjusted.

     11.5 DIVISION OF CONDEMNATION AWARD: Any award made for any condemnation of the Project, the Building, the Common Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill, or
(iv) for any temporary taking where this Lease is not terminated as a result of such taking, or (v) for the value of any leasehold improvements installed by Tenant at its cost that Tenant could remove pursuant to Paragraph 6.2. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or allocating condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

                                  ARTICLE 12
                             DEFAULT AND REMEDIES

     12.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occur:

          A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent within six days after receiving written notice from Landlord; or

          B. Tenant shall have done or permitted to have been done any act, use or thing in its use, occupancy or possession of the Leased Premises or in its use of the Common Areas which is prohibited by the terms of this Lease; or

          C. Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of Base Monthly Rent or Additional Rent, within 30 days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same.

          D. Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or

          E. Tenant shall have failed to continuously occupy the Leased Premises for a period of 10 consecutive days; or

          F. Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

          G. Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

          H. Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subarticle if such decree or order is rescinded or reversed within thirty days after its original entry.

          I. Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar Law which does not require the prior entry of a decree of order.

     12.2 LANDLORD'S REMEDIES: In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

          A. Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

          B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Subarticle shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

               (1) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

               (2) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof, or otherwise; or

               (3) Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises, or any portion thereof, for the account of Tenant and in the name of Tenant.

          C. In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Subarticles B(1), (2) and (3) immediately preceding, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.

          D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to said Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:

               (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; and

               (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased premises for the purpose of reletting, including removal of existing leasehold improvements but excluding installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying the Leased Premises, which costs would have been billed to Tenant as Additional Rent had Tenant not defaulted and which include, but are not limited to: taxes, insurance premiums, landscape maintenance, HVAC maintenance, utility charges and security precautions; (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein;
(vi) attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default. [allowable to the remainder of the term of this Lease -- unsure where this text goes above]

     12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord's default as above set forth, then, and only then, Tenant shall have the following remedies only:

          A. Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

          B. Tenant, at its option, may then cure any default of Landlord at Landlord's cost. If, pursuant to this Subarticle, Tenant reasonably pays any sum to any third party or docs any act that requires the payment of any sum to any third party at any time by reason of Landlord's default, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefore (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons giving rise to such payment), together with interest at twelve percent per annum from the date of such invoice until Tenant is reimbursed by Landlord. Tenant may not offset such sums against any installment of rent due Landlord under the terms of this Lease.

          C. The remedies afforded Tenant in this Section 12.3 are granted in addition to any and all remedies afforded Tenant at law or in equity.

     12.4 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity and (ii) Tenant shall have recourse only to Landlord's then equity interest, if any, in the Property for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the Property). Tenant shall look exclusively to such equity interest of Landlord, if any, in the Property for payment and discharge of any obligations imposed upon Landlord hereunder, and Landlord is hereby released and relieved of any other obligations hereunder. Additionally, if Landlord is a partnership, then Tenant covenants and agrees:

          A. No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

          B. No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

          C. No writ of execution shall be levied against the assets of any partner of Landlord other than to the extent of his interest in Property.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or non-disclosure made respecting this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

     12.5 TENANT'S WAIVER:  Landlord and Tenant agree that the provisions of
Article 12.3 above are intended to supersede and replace the provisions of California Civil Code 1932(l), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of Section 1932(l), 1941 and 1942 of the California Civil Code and/or any similar or successor Law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

                                  ARTICLE 13
                              GENERAL PROVISIONS

     13.1 TAXES ON TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises, improvements made by Landlord for Tenant's use within the Leased Premises, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Project, or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity taxes, assessment, fee or public charge so paid on Tenant's (unable to read) receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and with Landlord's full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

     13.2 HOLDING OVER: This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Article. Any such holding over shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented to same. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

     13.3 SUBORDINATION TO MORTGAGES: This Lease is subject and subordinate to all underlying ground leases and to all mortgages and deed of trust which affect the Building and are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any Lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or Lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building and/or encumbering the Building as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject and subordinate to this Lease. However, if any lessor under any such future ground lease or any Lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefore, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or such lessor or Lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust; but only if such lessor or Lender agrees to recognize Tenant's rights under this Lease and not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease.

     13.4 TENANT'S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn (i) to any purchaser of the Building at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building,
(ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building, or (iii) to the lessor under any underlying ground lease of the land underlying the Building, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

     13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

     13.6 ESTOPPEL CERTIFICATES: Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord. Tenant's failure to execute and deliver such estoppel certificate within ten days after Landlord's request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Article may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Project, or any interest therein. See Addendum Paragraph 13.6

     13.7 TENANT'S FINANCIAL INFORMATION: Tenant shall, within ten business days after Landlord's request therefore, deliver to Landlord a copy of a current financial statement, including an income statement and balance sheet, and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Tenant acknowledges that Landlord has and will rely on the truth and accuracy of the information provided by Tenant to Landlord both prior to and during the term of the Lease. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Project or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Article, unless the same becomes a part of the public domain without the fault of Landlord.

     13.8 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Project, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Project.

     13.9 FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligation to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefore; governmental restrictions, regulations, controls, action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party for a period equal to the period of any such prevention, delay or stoppage.

     13.10 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by: (i) delivery by Federal Express, United Parcel Service or similar commercial service, (ii) electronic facsimile transmission, or (iii) by depositing such notice in the United States mail, postage prepaid, addressed to the other party as follows:

           A. If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).

           B. If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1).

Any notice given by registered mail shall be deemed to have been given on the third business day after its deposit in the United States mail. Any notice given by certified mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party, and then on the date of receipt. In the event of notice by electronic facsimile transmission or commercial carrier, notice shall be deemed received on the date of confirmation documented by the transmission or carrier. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.

     13.11 ATTORNEYS' FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. In the event that Landlord shall be required to retain counsel to enforce any provision of this Lease, and if Tenant shall thereafter cure (or desire to cure) such default, Landlord shall be conclusively deemed the prevailing party, and Tenant shall pay to Landlord all attorneys' fees, expert witness fees, court costs and other reasonable expenses so incurred by Landlord promptly upon demand provided that Landlord has first notified Tenant in writing that Landlord was retaining counsel in connection with such matter prior to Landlord's retention of counsel. Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant's failure to pay such fees and costs upon demand shall constitute a breach of this Lease in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.

     13.12 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings: See Addendum Paragraph 13.12

           A. REAL PROPERTY TAXES: The term "Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord's interest therein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord's business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project;
(ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and
(iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Project, or on Landlord's business of owning, leasing or managing the Project or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes". Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources. Notwithstanding the above, Tenant shall only be liable for Real Property taxes which relate to the Lease Term.

          B. LANDLORD'S INSURANCE COSTS: The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance, including quake and flood, for the Project and general liability insurance required, or permitted, to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss, which are recoverable by Landlord from Tenant pursuant to this Lease

          C. PROJECT MAINTENANCE COSTS: The term "Project Maintenance Costs" shall mean all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Project and all parts thereof, including without limitation, (i) professional management fees (equal to five percent of annualized Base Monthly Rent), (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements as set forth in Article 6, which are so amortized during the Lease Term, (iii) costs of complying with governmental regulations governing Tenant's use of Hazardous Materials, and Landlord's costs of monitoring Tenant's use of Hazardous Materials including fees charged by Landlord's consultants to periodically inspect the Premises and the Property, and (iv) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Project, such as repairing, replacing and resurfacing the exterior surfaces of the buildings (including roofs), repairing, replacing, and resurfacing paved areas, repairing structural parts of the buildings, cleaning, maintaining, repairing, or replacing the interior of the Leased Premises both during the Lease Term and upon the termination of the Lease, and maintaining, repairing or replacing, when necessary electrical, plumbing, sewer, drainage, heating, ventilating and air conditioning systems serving the buildings, providing utilities to the common areas, maintenance, repair, replacement or installation of lighting fixtures, directional or other signs and signals, irrigation or drainage systems, trees, shrubs, materials, maintenance of all landscaped areas, and depreciation and financing costs on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if leased).

          D. READY FOR OCCUPANCY: The term "Ready for Occupancy" shall mean the date upon which (i) the Leased Premises are available for Tenant's occupancy in a broom clean condition and (ii) the improvements, if any, to be made to the Leased Premises by Landlord as a condition to Tenant's obligation to accept possession of the Leased Premises have been substantially completed and the appropriate governmental building department (i.e. the City building department, if the Project is located within a City, or otherwise the County building department) shall have approved the construction of the improvements as substantially complete or is willing to so approve the construction of such improvements as substantially complete subject only to compliance with specified conditions which are the responsibility of Tenant to satisfy or is willing to allow Tenant to occupy subject to its receiving assurances that specified work will be completed.

          E. TENANT'S PROPORTIONATE SHARE: The term "Tenant's Proportionate Share" or "Tenant's Share", as used with respect to an item pertaining to the Building, shall each mean that percentage obtained by dividing the leasable square footage contained within the Leased Premises (as set forth in Article 1) by the total leasable square footage contained within the Building as the same from time to time exists or, as used with respect to an item pertaining to the Project, shall each mean that percentage obtained by dividing the leasable square footage contained within the Leased Premises (as set forth in Article 1) by the total leasable square footage contained within the Project as the same from time to time exists, unless, as to any given item, such a percentage allocation unfairly burdens or benefits a given tenant(s), in which case Landlord shall have the exclusive right to equitably allocate such item so as to not unfairly burden or benefit any given tenant(s). Landlord's determination of any such special allocation shall be final and binding upon Tenant unless made in bad faith.

          F. BUILDING'S PROPORTIONATE SHARE: The term "Building's Proportionate Share" or "Building's Share" shall each mean that percentage which is obtained by dividing the leasable square footage contained within the Building by the leasable square footage contained within all buildings located within the Project, unless, as to any given item, such a percentage allocation unfairly burdens or benefits a given building(s), in which case Landlord shall have the exclusive right to equitably allocate such item so as to not unfairly burden or benefit any given building(s). Landlord's determination of any such special allocation shall be final and binding upon Tenant unless made in bad faith.

          G. BUILDING OPERATING EXPENSES: The term "Building Operating Expenses" shall mean and include the Building's Share of all Real Property Taxes, plus the Building's Share of all Landlord's Insurance Costs, plus the Building's Share of all Project Maintenance Costs, plus an accounting fee equal to five percent of all such costs.

          H. LAW: The term "Law" shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Project, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

          I. LENDER: The term "Lender" shall mean the holder of any Note or other evidence of indebtedness secured by the Project or any portion thereof.

          J. PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Project, as they may exist from time to time.

          K. RENT: The term "rent" shall mean collectively Base Monthly Rent and all Additional Rent.

     13.13 GENERAL WAIVERS: One party's consent to or approval of any act by the other party, requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

     13.14 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "must", "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease. See Addendum Paragraph 13.14

                                  ARTICLE 14
                              CORPORATE AUTHORITY
                         BROKERS AND ENTIRE AGREEMENT

     14.1 CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Lease Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors' resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to (i) extend the Intended Commencement Date by such number of days that Tenant shall have delayed in so delivering such corporate resolution to Landlord or (ii) terminate this Lease.

     14.2 BROKERAGE COMMISSIONS: Tenant warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than those persons or entities named in Article 1 as the "Brokers" with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liabilities for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s) or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease.

     14.3 ENTIRE AGREEMENT:  This Lease, the Exhibits (as described in Article
1) and the Addenda (as described in Article 1), which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

     14.4 LANDLORD'S REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law or (ii) the suitability of the Leased Premises for the conduct of Tenant's business or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations representing said matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Addenda hereto.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease.

AS LANDLORD:                          AS TENANT:

_____________________________         _____________________________

_____________________________         _____________________________

By:__________________________         By:__________________________

Title:_______________________         Title:_______________________

By:__________________________         By:__________________________

Title:_______________________         Title:_______________________

Dated:_______________________         Dated:_______________________

     If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                            FIRST ADDENDUM TO LEASE
                                   Renco 36

THIS FIRST ADDENDUM TO LEASE ("Addendum") is dated for reference purposes as of ____________, and is made between RENCO INVESTMENT COMPANY, California general partnership ("Landlord") and LEXAR MICROSYSTEMS, INC., a California corporation ("Tenant") to be a part of that certain Industrial Space Lease of even date herewith between Landlord and Tenant (herein the "Lease Form"), with respect to the building (the "Building") commonly known as Renco 36 , located at 47421 Bayside Parkway, Fremont, California. Such property, together with the Building and all improvements located thereon during the term, including any extended term, are referred to collectively herein as the "Property." Terms defined in the Lease Form shall have the same meaning when used herein unless specifically defined otherwise herein. Landlord and Tenant agree that the Lease Form is hereby modified and supplemented as follows:

     1.1    S. Base Monthly Rent: Intentionally omitted.

     2.1    Demise of Leased Premises. Notwithstanding anything to the
            -------------------------
contrary in Section 2.1 of the Lease Form, Tenant's compliance with Laws concerning hazardous materials, whether governing the use of the Leased Premises or the Property or not, shall be governed solely and exclusively by Paragraph 16 of this Addendum.

     2.5    Acceptance of Possession: Notwithstanding anything to the
            ------------------------
contrary in Section 2.5 of the Lease Form: Landlord warrants that the construction of the Tenant Improvements will be performed substantially in accordance with the Construction Drawings (as defined in Exhibit C) and; in compliance with all laws, codes, ordinances, rules and regulations, in a good and workmanlike manner, and that all materials and equipment furnished will substantially conform to said drawings and will be new and otherwise of good quality. This warranty does not extend to, and Landlord shall not be liable for, any defect in construction or equipment which is discovered more than one year after the recordation of a notice of completion for the Building. Tenant shall promptly notify Landlord in writing of any defect in construction or equipment covered within such one-year period, and promptly thereafter Landlord shall commence the cure of each such defect and complete such cure with diligence at Landlord's cost and expense, not to be passed through to Tenant.

     With respect to defects discovered after the expiration of such one-year period, Landlord and Tenant acknowledge that they intend that Tenant shall have the benefit of any express or implied construction or equipment warranties existing in favor of Landlord which would assist Tenant in correcting such defects and in discharging its obligations regarding the repair and maintenance of the Leased Premises. Upon request by Tenant following the expiration of such one-year period, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Building or equipment. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that maybe necessary to enforce liability with regard to any defective construction or equipment which is discovered or of which Landlord receives notice after the expiration of said one-year warranty

First Addendum to Lease
Renco 36
Page 2


period, so long as Tenant pays all costs reasonably incurred by Landlord in connection therewith. This warranty applies only to construction performed by Landlord for Tenant after the date of this Lease.

     2.6    Surrender of Possession: Notwithstanding anything to the contrary
            -----------------------
in Sections 2.6 and 6.2 of the Lease Form: Tenant shall have the right to remove all trade fixtures and any leasehold improvements installed at Tenant's expense (together the "Tenant's Property") so long as it repairs all damage caused by the installation thereof and returns the Leased Premises to substantially the condition existing prior to the installation of such Tenant's Property. At the expiration or sooner termination of the Lease Term, all Tenant's Property which Tenant does not elect to remove shall be surrendered to Landlord as a part of the Leased Premises and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof. If Landlord so requires, at the expiration or earlier termination of the Lease Term, Tenant shall remove any Tenant's Property designated for removal by Landlord and shall restore the Leased Premises to the condition existing prior to the installation of such Tenant's Property.

     2.6 Surrender of Possession: In consideration of the short term of this Lease, Tenant agrees to return the Leased Premises in the same condition as received by Tenant. Tenant shall paint all walls that require paint to appear in the same condition as initially delivered to Tenant. Tenant shall clean, repair, or replace the carpet and other floor covering to restore same to the condition as initially delivered to Tenant. It is understood that Tenant shall return the Leased Premises to a condition so that it may be leased to a third party with no additional work or expense to Landlord as if Landlord had leased the Leased Premises to the third party as of the commencement date of this Lease.

     3.2    Additional Rent:  Notwithstanding anything to the contrary in
            ---------------
Section 3.2 of the Lease Form, Tenant shall pay Real Property Taxes (as defined in Article 13 of the Lease form) no later than ten (10) days before Real
   ----------
Property Taxes become delinquent, and Tenant shall not be required to pay Real Property Taxes prior to such date.

     3.3    Year End Adjustments: Notwithstanding anything to the contrary in
            --------------------
Section 3.3 of the Lease Form:

     A. Tenant shall have the right, at its expense, exercisable upon reasonable prior written notice to Landlord, to audit Landlord's books and records for Property Operating Expenses provided such audit is conducted during normal business hours and within six (6) months following the Lease year subject to audit.

     B. Landlord shall pay the cost of such audit if it is determined that Tenant has been overcharged for Property Operating Expenses by more than five percent (5%) and shall promptly refund the amount of such overpayment to Tenant.

First Addendum to Lease
Renco 36
Page 3


     3.4 Late Charge and Interest on Rent in Default: Notwithstanding anything to the contrary in Section 3.4 of the Lease Form:

     A. No late charge shall become due and payable until Tenant has received written notice that a payment of Base Monthly Rent or Additional Rent is delinquent and Tenant fails to pay such delinquent amount within six (6) days after receipt of Landlord's written notice, provided that, after Landlord provides Tenant with one (1) such delinquency notice in any one calendar year, for the remainder of such calendar year, late charges shall be due and payable after the applicable six (6)-day grace period described in Section 3.4 of the Lease Form without the requirement that Landlord first deliver a delinquency notice to Tenant.

     B.     Interest on delinquent rent payments shall not commence until ten
(10) days after Tenant's receipt of Landlord's written notice that rent has not been paid.

     4.1    Permitted Use:  Notwithstanding anything to the contrary in
            -------------
Section 4.1 of the Lease Form, Tenant shall not be required to continuously and without interruption occupy or use the Leased Premises, and Tenant may vacate the Leased Premises so long as it provides notice to Landlord and safeguards the Leased Premises in a manner reasonably satisfactory to Landlord and Landlord's insurance carrier.

     4.7    Compliance with Laws and Private Restrictions:  Notwithstanding
            ---------------------------------------------
anything to the contrary in Section 4.7 of the Lease Form:

     A. Landlord, at its sole cost and expense, shall remain liable for the correction of any violations of law or private restrictions for Landlord's work which existed as of the Lease Commencement Date and was performed after the date of this Lease.

     B. Tenant's compliance with Laws governing the use and/or disposal of hazardous materials and Tenant's obligation to defend Landlord with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liabilities resulting from Tenant's failure to do so shall be governed solely and exclusively pursuant to Paragraph 16 of this Addendum.

     4.8    Compliance with Insurance Requirements: Notwithstanding anything
            --------------------------------------
to the contrary in Section 4.8 of the Lease Form, Tenant shall be permitted to conduct any activities or keep, store or use any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which is reasonably necessary to Tenant's business even if it causes an increase in the rates charged for coverage afforded under any insurance policies required or permitted to be carried by Landlord, so long as Tenant is willing to pay any increase in insurance rates so caused, and such activities do not constitute an unreasonable danger to the Leased Premises or any part thereof or otherwise materially interfere with Landlord's ability to obtain insurance for the Leased Premises and Landlord's other buildings. If Tenant's activities cause an increase in insurance rates for Landlord's other buildings, Tenant shall pay the entire amount of such increase to the extent caused solely by Tenant's activities.

First Addendum to Lease
Renco 36
Page 4


     4.9    Landlord's Right to Enter: Notwithstanding anything to the
            -------------------------
contrary in Section 4.9 of the Lease Form, Landlord shall enter the Leased Premises only in a manner which will not unreasonably interfere with Tenant's use of the Leased Premises.

     4.12   Environmental Protection:  Notwithstanding anything to the
            ------------------------
contrary in Section 4.12 of the Lease Form, Landlord may voluntarily cooperate in reducing actual or potential environmental damage so long as such cooperation is required by law or does not unreasonably interfere with Tenant's use of the Leased Premises or increase Tenant's costs.

     5.1    Repair and Maintenance:  Notwithstanding anything to the contrary
            ----------------------
in Section B of Section 5.1 of the Lease Form, with respect to all repairs or maintenance undertaken by Landlord, the cost of which is a Property Operating Expense which is to be charged back to Tenant, Landlord shall use reasonable efforts to obtain services and materials at fair market value.

     5.4    Energy and Resource Consumption:  Notwithstanding anything to the
            -------------------------------
contrary in Section 5.4 of the Lease Form, Landlord shall not reduce energy or other resource consumption in a manner which unreasonably interferes with Tenant's use of the Leased Premises, and Tenant shall not be required to cooperate in any reduction of energy which unreasonably interferes with Tenant's use of the Leased Premises or increases Tenant's costs unless such cooperation is required by law.

     5.5    Limitation of Landlord's Liability:  Notwithstanding anything to
            ----------------------------------
the contrary in Section 5.5 of the Lease Form, Landlord shall be liable for any loss or liability incurred by Tenant as a result of the negligence or misconduct of Landlord, its agents, employees, or contractors.

     6.1    By Tenant:  Notwithstanding anything to the contrary in Section
            ---------
4.2 or Section 6.1 of the Lease Form:

     A. Tenant shall have the right to make interior alterations which cost, in the aggregate, less that $15,000 per Lease year without Landlord's prior consent provided that such alterations do not affect the structural parts of the Building or involve the demolition of Landlord's property. Tenant shall, however, deliver to Landlord a copy of any plans and specifications for any leasehold improvement made by Tenant to the Leased Premises.

     B. The threshold amount of $15,000 described in subparagraph A immediately above will be increased $1,000 per Lease year for the initial Lease Term and any extended term.

     C. Tenant shall have the right to make modifications, alterations or improvements to the Outside Areas, the exterior of the Building and structural components of the Building only with Landlord's prior written consent, which shall not be unreasonably withheld.

First Addendum to Lease
Renco 36
Page 5


     6.2    Ownership of Improvements:  Notwithstanding anything to the
            -------------------------
contrary in Section 6.2 of the Lease Form, with respect to Tenant's Property (as defined in Paragraph 2.6 above), Landlord shall, upon Tenant's request, execute a lien waiver in a form reasonably acceptable to Tenant's lender or equipment lessor, so long as such waiver does not alter the terms of the Lease.

     7.1    By Tenant: Notwithstanding anything to the contrary in Section
            ---------
7.1 of the Lease Form, Landlord shall not unreasonably withhold its consent to any assignment or sublease.

     7.2    Merger or Reorganization:  Notwithstanding anything to the
            ------------------------
contrary in Section 7.2 of the Lease Form:

     A. If Tenant is a publicly traded corporation, or Tenant is not a publicly traded corporation but the Lease does not represent substantially all of the assets of Tenant, then Landlord's consent shall not be required for any assignment or sublease (i) made in connection with a merger, consolidation, or other reorganization of Tenant, (ii) made in connection with a sale of substantially all of the assets of Tenant, or (iii) involving any corporation which controls, is controlled by, or is under common control with Tenant. For the purpose of the Lease if Tenant is a corporation, the sale, or other transfer of Tenant's capital stock shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Lease Premises. Notwithstanding any provision to the contrary in Article 7 of the Lease Form, in the case of any of the above described transfers, Tenant shall not be obligated to pay any assignment consideration or excess rentals to Landlord.

     B. If Tenant or Landlord assigns the Lease as security for a loan, Landlord and Tenant agree to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust or a leasehold mortgage, so long as such provisions do not alter the benefits of Landlord or Tenant or the obligations of Tenant or Landlord under the Lease.

     7.4    Conditions to Landlord's Consent: Notwithstanding anything to the
            --------------------------------
contrary in Section 7.4 of the Lease Form, if Tenant is in the process of curing a default under the Lease, the sublease or assignment may become effective following the completion of the cure of such default; provided, however, that it the default cannot be cured and the default is not material and Landlord does not terminate the Lease or commence termination proceedings because of such default, the sublease or assignment may become effective notwithstanding such uncured non-material default.

     7.5    Assignment Consideration and Excess Rentals Defined:
Notwithstanding anything to the contrary in Section 7.5 of the Lease Form:

First Addendum to Lease
Renco 36
Page 6


     A. Tenant may sublease up to seventeen percent (17%) of the Leased Premises without the obligation to pay excess rentals to Landlord.

     B. The following costs shall be deducted from (a) all consideration received by Tenant with respect to an assignment and (b) all consideration in excess of rent due to Landlord under the Lease for the same period with respect to subletting, to determine the meaning of the terms "assignment consideration" or "excess rentals": (i) any commissions paid by Tenant to a licensed real estate broker for arranging such sublease or assignment (not to exceed then standard rates); (ii) any costs of retro-fit or restoration necessary for a subtenant or assignee; (iii) any other reasonable expense of Tenant attributable to locating and preparing the Leased Premises for the use and occupancy of such subtenant or assignee; and (iv) a deduction for vacancy costs calculated from the time that the space is vacant of Tenant's employees and has been offered for lease with a licensed real estate broker.

     8.1 Limitation on Landlord's Liability and Release: Notwithstanding anything to the contrary in Section 8.1 of the Lease Form, Tenant shall not release Landlord, and Landlord shall remain liable to Tenant for the following:

            (i) Landlord's liability to repair code violations in Landlord's work existing as of the Lease Commencement Date;

            (ii) Loss resulting from the negligence (whether active or passive) or misconduct of Landlord, its agents, employees, or contractors, provided, however, that Landlord shall not be liable to Tenant unless Tenant shall have first provided Landlord with written notice of any known or suspected code violation or negligence and given Landlord reasonable time to correct said defect or negligence; and

            (iii) Liability for hazardous materials other than liability assumed by Tenant pursuant to Paragraph 16 of this Addendum.

     9.2    Landlord's Insurance:  Notwithstanding anything to the contrary
            --------------------
in Section 9.2 of the Lease Form:

     A. Tenant's obligation to pay for the cost of any earthquake and/or flood insurance premiums is limited to the obligation to pay an amount which is equal to or less than five (5) times the cost of fire insurance premiums for the Leased Premises.

     B. Uninsured losses and earthquake and/or flood insurance deductibles shall be handled in the following manner:

            (i) Tenant shall pay for the uninsured loss or earthquake and/or flood insurance deductible up to an amount equal to one dollar ($1.00) per square foot of Rentable Area.

First Addendum to Lease
Renco 36
Page 7



     (ii) If Tenant's contribution of an amount equal to one dollar ($1.00) per square foot of Rentable Area is not sufficient to cover an uninsured loss or earthquake and/or flood insurance deductible, Landlord shall pay the balance up to an amount equal to ten percent (10%) of the replacement cost of the Building. If an uninsured loss or earthquake and/or flood insurance deductible exceeds ten percent (10%) of the Building replacement cost, Landlord may terminate the Lease unless Tenant agrees to pay the entire amount which is in excess of ten percent (10%) of the Building replacement cost.

     (iii) If Landlord contributes to payment for an uninsured loss or earthquake and/or flood insurance deductible, such amount shall be repaid and amortized by Tenant over the remaining term of the Lease together with interest at Wells Prime Plus Two, and Tenant shall pay same as Additional Rent. However, Tenant shall in no event be required to pay an amount in excess the product of six and one-half cents ($0.065) times the Rentable Area of the Building in square feet per month (the "Ceiling Amount"). All amortization will terminate on the expiration of Tenant's occupancy of the Building.

     (iv) If the Ceiling Amount is not adequate to amortize Landlord's contribution to an uninsured loss or earthquake and/or flood insurance deductible over the initial Lease Term, and Tenant exercises an option to renew the Lease or otherwise remains in possession of the Premises, Tenant's payment shall continue at the Ceiling Amount during any period of Tenant's occupancy of the Premises until Landlord's contribution is amortized with interest as provided above.

     10.3   Landlord's Right to Terminate: Notwithstanding anything to the
            -----------------------------
contrary in Section 10.3 of the Lease Form:

     A. If more than three (3) years remain of the Lease Term then in effect, Landlord will rebuild the Leased Premises provided that the casualty was caused by either a loss which Landlord was required to insure against under the Lease or a loss which Landlord actually insured against, even if such insurance was not required (an "Insured Loss").

     B. If fewer than three (3) years remain of the Lease term then in effect, Landlord's obligation to rebuild after an Insured Loss shall be governed by the following: (i) if 36-24 months remain of such Lease term, Landlord will rebuild provided that the cost of rebuilding does not exceed an amount equal to 50% of the replacement cost of the Building; (ii) if 23-7 months remain of such Lease term, Landlord will rebuild provided that the cost of rebuilding does not exceed an amount equal to 30% of the replacement cost of the Building: and (iii) if fewer than six (6) months remain of such Lease term, Landlord will rebuild provided that the cost of rebuilding does not exceed an amount equal to 10% of the replacement cost of the Building.

     C. Notwithstanding the above, in the event of an Insured Loss at a time when fewer than three (3) years remain of the Lease term then in effect, Landlord must rebuild following an

First Addendum to Lease
Renco 36
Page 8

Insured Loss if Tenant exercises an option to renew within fifteen (15) days after the date of damage.

     11.6   Abatement of Rent:  Intentionally Omitted.
            -----------------

     12.1   Events of Tenant's Default:  Notwithstanding anything to the
            --------------------------
contrary in Section 12.1 of the Lease Form, Tenant shall not be in default for any of the reasons specified in Sections (B) and (C) of Section 12.1 unless Tenant has failed to cure a default within thirty (30) days after written notice from Landlord (or such longer period of time if reasonably necessary to cure the default so long as Tenant begins the cure within such thirty (30)-day period and prosecutes it with due diligence and best faith efforts to completion).

     13.6   Estoppel Certificates:  Notwithstanding anything to the contrary
            ---------------------
in Section 13.6 of the Lease Form, Landlord shall, upon the same terms and conditions applicable to Tenant, give an estoppel certificate to Tenant for the benefit of any lender taking a security interest in the Lease or for the benefit of a purchaser of Tenant's assets.

     13.12  Definitions: Notwithstanding anything to the contrary in
            -----------
SubSection C of Section 13.12 of the Lease Form:

     A. The term "Property Maintenance Costs" shall not include any of the following:

            (i) The cost to correct code violations in work constructed by Landlord existing as of the Lease Commencement Date;

            (ii) The cost to correct defects in design or construction of structural components of the Building;

            (iii) The cost to correct defects in design or construction of non structural components of the Building or structural and non structural components of other improvements located on the Property, if such defect is (i) discovered within two (2) years of the Lease Commencement Date or (ii) discovered more than two (2) years after the Lease Commencement Date if such defect is material and could not reasonably have been discovered by Tenant within two (2) years of the Lease Commencement Date;

            (iv) The cost of repairs necessitated by the active negligence or misconduct of Landlord, its agents, employees or contractors;

            (v) The cost of repairs which are covered by insurance or required to be covered by insurance under the Lease; and

            (vi) Any cost or expense related to or incurred in connection with hazardous materials unless Landlord incurs such cost or expense as a result of Tenant's failure to comply with its obligations under Paragraph 16 of this Addendum.

First Addendum to Lease
Renco 36
Page 9


     B.     Any single item of Property Maintenance Cost under Subparagraph
(C) which exceeds $25,000, is incurred with respect to an item with a useful life not less than five (5) years and would be defined as a capital expenditure under generally accepted accounting principles, shall be amortized over the useful life of the improvement, and Tenant shall pay such amortization on a monthly basis together with interest at Wells Prime Plus Two.

     C. In calculating the scheduled gross rental income for purposes of the "professional management fees" in SubSection C, amortization of improvements required by law pursuant to Section 6.3 shall be excluded.

     13.12  C. Landlord has agreed to use this form at Tenant's request.
This form was drafted for use with a single tenant building. The. Leased Premises is a part of a multi tenant building. Landlord and Tenant agree to prorate Property Maintenance Costs based on the relative size of the space occupied by Tenant when compared to the total floor area of the Building, Tenant shall not be required to pay for services provided to another tenant in the Building as a result of that tenant's disproportionate use of services, In addition, Tenant agrees to use no more than its prorata share of any service or facility existing or provided to the Building, specifically including parking and loading facilities. Landlord agrees not to permit any other tenant in the Building to use a disproportionate share of any service or facility existing or provided to the Building.

     13.14   Miscellaneous: Notwithstanding anything to the contrary in
             -------------
Section 13.14 of the Lease Form:

     Whenever the Lease requires an approval, consent, designation, determination or Judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment shall not be unreasonably withheld or delayed and in exercising any remedy or right hereunder, each party shall at all times act reasonably and in good faith.

     15.    Cross Default: Landlord and Tenant have previously entered into
            -------------
the Building 59 Lease. The lease provides for Tenant's occupancy of a building identified as Renco 59, 47341 Bayside parkway, Fremont, California. A default by Tenant (as defined in the Article entitled "Default and Remedies") under such lease or under this Lease shall be considered to be a default under the Renco 59 lease as well as this Lease. In the event of a default by Tenant under the Renco 59 lease or this Lease, Landlord may pursue the remedies permitted by law or pursuant to the terms of any, either or all of such leases, as if Tenant had defaulted under any one or all of such leases. If Tenant and Landlord enter into any other Leases, the immediately preceding cross default provisions shall apply to all such leases.

     16.    Hazardous Materials: Notwithstanding anything to the contrary in
            -------------------
the Lease:

     A. Landlord represents that, to the best of its knowledge, any handling, transportation, storage, treatment or use of Hazardous Materials (as defined below) that has occurred on the property prior to the date of the Lease has been done in compliance with all laws

First Addendum to Lease
Renco 36
Page 10


and that the property is, to the best of Landlord's knowledge, presently in compliance with all laws which relate to Hazardous Materials.

     B. Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter including those materials identified in Section 66630 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as they may be amended from time to time (collectively "Hazardous Materials"); provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the Lease/Commencement Date (unless caused by Tenant) or by any release of Hazardous Materials occurring off-site on adjacent or neighboring property (but not caused by Tenant) which migrates onto the Leased Premises. If Tenant does store, use or dispose of any Hazardous Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Leased Premises. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless form and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, then Tenant shall Promptly take any and all action necessary to clean up such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Leased Premises. At any time prior to the expiration of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials. Notwithstanding the preceding sentence, Tenant shall only be required to clean up the deterioration or contamination of water or soil to a level of contamination less, than or equal to the levels established by any governmental agency having jurisdiction over such contamination. Tenant's obligation hereunder shall survive the termination of the Lease.

     17.    Limitations on Liability.  Intentionally Omitted.
            ------------------------

First Addendum to Lease
Renco 36
Page 11


     20.    General.  In the event of any inconsistency between this First
            -------
Addendum and the Lease Form, the terms of this First Addendum shall prevail. As used herein, the term "Lease" shall mean the Lease Form, this Addendum and all riders, Exhibit s, rules, regulations, covenants, conditions and restrictions referred to in the Lease Form or this Addendum.



LANDLORD:                                TENANT:
RENCO INVESTMENT COMPANY                 LEXAR MICROSYSTEMS, INC.
a California General Partnership         a California Corporation


By:_____________________________         By:_________________________
        General Partner
                                         Title:______________________
By:_____________________________
        General Partner
                                         By:_________________________

By:_____________________________         Title:______________________
        General Partner

Dated:__________________________         Dated:______________________

                                   EXHIBIT A

                                   EXHIBIT B

                           FIRST AMENDMENT OF LEASE

This First Amendment of Lease ("Amendment") is made and entered into this the 15th day of July, 1998 by and between RENCO INVESTMENT COMPANY, a California Partnership ("Landlord") and LEXAR MEDIA, INC., a California Corporation ("Tenant").

                                    RECITALS

          A. Landlord and Tenant entered into a Lease dated October 25, 1996 ("Lease"), for the lease of approximately 22,788 gross square feet of space in the building located at 47421 Bayside Parkway, Fremont, Alameda County, California ("Premises").

          B. Landlord and Tenant now desire to extend the lease term by five years, such that the lease termination date would be December 31, 2003.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

          1. Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease, that are used herein, are intended to be used with the definition given to them in the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall prevail.

          2. Paragraph 1.1.G. is hereby amended to extend the Lease term by five (5) years and to provide for a lease termination date of December 31, 2003 ("First Extended Term").

          3. Paragraph 1.1.K. is hereby amended to increase tenant's Security Deposit from $25,668.00 to the sum of $37,322.23. Payment of the additional sum, in the amount of $11,654.23, shall be made upon execution of this Amendment, and shall be held by Landlord as security under the terms of the Lease.

          4.  Paragraph 1. 1. S. is amended as follows:

              Commencing on January 1, 1999, and continuing through the month of December, 1999, the Base Monthly Rent shall be $31,903.20.

              Commencing on January 1, 2000, and continuing through the month of December, 2000, the Base Monthly Rent shall be $33,179.33.

              Commencing on January 1, 2001, and continuing through the month of December, 2001, the Base Monthly Rent shall be $34,506.50.

              Commencing on January 1, 2002 and continuing through the month of December, 2002, the Base Monthly Rent shall be $35,886.76.

Lexar Micro Systems, Inc.
First Amendment of Lease
Page 2

              Commencing on January 1, 2003, and continuing through the month of December, 2003, the Base Monthly Rent shall be $37,322.23.

          5. Throughout the First Extended Term of the Lease, Tenant shall continue to pay all sums of Additional Rent, as set forth in the Lease.

          6. Tenant agrees, as of the date of the execution of this Amendment, to lease the Premises, in its "as is" condition.

          7. Landlord and Tenant each agree to pay their own broker for services provided. Neither Landlord nor Tenant shall be obligated to pay the other party's real estate brokerage fees. Landlord and Tenant each agree to indemnify, defend and hold the other party harmless from and against any and all liability, damages and costs (including attorneys' fees) incurred by the other as a result of a claim made by the other party's real estate broker.

          8. For and in consideration of Tenant entering into the Amendment, and other valuable consideration, Landlord hereby grants Tenant one option ("Option") to renew the Lease for an additional term of five (5) years ("Renewal Term"), with the Option commencing on January 1, 2004 (the "First Renewal Commencement Date") and ending five (5) years thereafter (the "First Renewal Expiration Date").

          The lease of the Premises for the Renewal Term shall be on the same terms and conditions as set forth in the Lease and Amendment, except:

              a. That the rental for the Premises during the Renewal Term shall be as set forth below.

              b. The Security Deposit shall be increased such that it shall not be less than the rental amount determined below (the "Increased Security Deposit Amount").

              c. Provided that Tenant is not in default (following the passage of the notice and cure periods described in Article 12) as of the exercise of the Option, Tenant shall notify Landlord of Tenant's exercise of its right to renew the Lease for the Renewal Term only by giving to Landlord written notice not later than December 31, 2002. Time is expressly of the essence to Landlord. Any attempted exercise of this Option made other than within the time period set forth above or in the manner stated, shall be void and of no force or effect.

              d. If Tenant shall have properly and timely exercised its right to extend the term of the Lease, provided that Tenant is not in default (following the passage of notice and cure periods described in Article 12), as of the first renewal commencement date, the term of the Lease shall be so extended for such renewal term on the same terms and conditions contained in the Lease; provided, however, the Base Monthly Rent for each month of the Renewal Term shall be calculated as follows:

Lexar Micro Systems, Inc.
First Amendment of Lease
Page 3

          The new Base Monthly Rent for each month of the Renewal Term shall be the greater of:

               (i) the Base Monthly Rent being paid by Tenant to Landlord during the final full month of the final year of the initial lease term, or

               (ii) the Then Market Rental Rate for the Premises.

          e. The term "Then Market Rental Rate" shall mean the Base Monthly Rent that a ready and willing nonrenewal, new, prospective tenant would pay, as of the applicable date, to a ready and willing landlord for property comparable to the Premises in the Bayside Technology Park, Fremont, California, if such property were exposed for lease on the open market, for a term of five (5) years.

          f. The Then Market Rental Rate shall be determined by mutual agreement between Landlord and Tenant or, in the event such agreement cannot be made within ten (10) days from the date Tenant shall have exercised this Option, Landlord and Tenant shall each appoint a real estate appraiser with at least five (5) years full time commercial/industrial experience in Santa Clara or Alameda county, to appraise and determine the Then Market Rental Rate for the Premises. If either party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the other party can then apply to the President of the Santa Clara County Real Estate Board or presiding judge of the Superior Court of Alameda County for the selection of a second appraiser that meets the qualifications stated above. The failing party shall bear the cost of appointing the second appraiser and paying the second.

          g. appraiser's fee. Two appraisers shall attempt to establish the Then Market Rental Rate for the Premises. If the two appraisers are unable to agree on the Then Market Rental Rate for the Premises within ten (10) days after the second appraiser has been selected or appointed, then the two appraisers shall attempt to select a third appraiser meeting the qualifications stated above. If they fail to agree on a third appraiser, either party can follow the above procedure for having an appraiser appointed by the Real Estate Board or a judiciary. Each of the parties shall bear one half (1/2) the cost of appointing the third appraiser and of paying the third appraiser's fee. Unless the three appraisers are able to agree on the Then Market Rental Rate for the Premises within ten (10) days after the selection or appointment of the third appraiser, the two appraisals being calculated most closely together, after having discarded the appraisal amount which most greatly varies from the other two appraisal amounts, shall be added together, then divided by two (2). The resulting rental amount shall be defined as the Then Market Rental Rate for the Premises.

          h. In no event, however, shall the resulting Then Market Rental Rate for the Renewal Term be less than the Base Monthly Rent paid during the full final month of the initial Lease term.

Lexar Micro Systems, Inc.
First Amendment of Lease
Page 4

          9. Except as herein modified or amended, the Lease shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have signed this First Amendment of Lease, which, for reference purposes shall be deemed to have been dated as of July 15, 1998.


LANDLORD:                                    TENANT
RENCO INVESTMENT COMPANY                     LEXAR MEDIA, INC.
A California Partnership                     A California Corporation


By:_____________________________             By:__________________________
Title: General Partner
                                             Title:_______________________

By:_____________________________
Title: General Partner
                                             By:__________________________

By:_____________________________             Title:_______________________
Title: General Partner

                           SECOND AMENDMENT OF LEASE

     This Second Amendment of Lease ("Amendment") is made and entered into this the 13th day of September, 1999 by and between RENCO INVESTMENT COMPANY, a California General Partnership ("Landlord") and LEXAR MEDIA, INC., a California Corporation ("Tenant").

                                R E C I T A L S

     A. Landlord and Tenant entered into a Lease dated October 25, 1996 ("Lease"), for the lease of approximately 22,788 gross square feet of space in the building located at 47421 Bayside Parkway, Fremont, Alameda County, California ("Premises").

     B. Landlord and Tenant entered into a First Amendment of Lease dated July 15, 1998 wherein the Lease term was extended to December 31, 2003. The Lease and First Amendment shall here after be referred to herein as the "Lease" herein.

     C. Landlord and Tenant agree to amend the Lease to extend the lease term and to allow Tenant to lease additional space within the building, such that Tenant shall occupy and lease 34,396 gross square feet of space.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1. Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease, that are used herein, are intended to be used with the definition given to them in the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall prevail.

     2. The Lease expiration date of December 31, 2003, shall be extended to a date that is five (5) years after the Effective Date, as defined in Paragraph 3 below.

     3. Tenant hereby agrees to lease and hire from Landlord an additional 11,608 gross square feet of space located at 47361 Bayside Parkway, Fremont, Alameda County, California ("Additional Space"), such that the total space leased by Tenant shall total 34,396 gross square feet of space. Possession of the Additional Space shall be tendered to Tenant, and Tenant's obligation to pay Rent shall commence on the "Effective Date", which shall be the later of: (i) January 1, 2000; or (ii) the date that the Additional Space becomes available for Tenant's occupancy.

     4. Paragraph 1.1.K. is hereby amended to increase Tenant's Security Deposit from $37,322.23 to the sum of $55,789.77. Payment of the additional sum, in the amount of $18,467.54 shall be made upon execution of this Amendment, and shall be held by Landlord as security under the terms of the Lease.

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

     5.  Paragraph 1.1.P. is amended as follows:

         Commencing on January 1, 2000, and continuing through the month of December 2000, the Base Monthly Rent shall be $47,689.33.

         Commencing on January 1, 2001, and continuing through the month of December, 2001, the Base Monthly Rent shall be $49,596.90.

         Commencing on January 1, 2002, and continuing through the month of December, 2002, the Base Monthly Rent shall be $51,580.78.

         Commencing on January 1, 2003, and continuing through the month of December, 2003, the Base Monthly Rent shall be $53,644.01.

         Commencing on January 1, 2004, and continuing through the month of December, 2004, the Base Monthly Rent shall be $55,789.77.

     6.  Tenant agrees to lease the Additional Space, in its "as is" condition.

     7. Landlord and Tenant each agree to pay their own broker for services provided. Neither Landlord nor Tenant shall be obligated to pay the other party's real estate brokerage fees. Landlord and Tenant each agree to indemnify, defend and hold the other party harmless from and against any and all liability, damages and costs (including attorneys' fees) incurred by the other as a result of a claim made by the other party's real estate broker.

     8. Commencing on the Effective Date and continuing though December 31, 2004, Tenant shall have a right of first refusal as to the 11,180 gross square foot space located at 47381 Bayside Parkway, Fremont, California. Tenant's right of first refusal shall be the right to lease all of the space upon the terms and conditions then being proposed by any other prospective tenant. Landlord shall notify Tenant, in writing, of the availability of the space and the proposed terms offered by a prospective tenant. Tenant shall then have 3 business days within which to elect to lease all of the space on the terms and conditions otherwise proposed by the prospective tenant. If Tenant fails to make a timely election to lease the space, then this right of first refusal shall terminate. In the event Tenant elects to exercise this right of first refusal, then an amendment to this Lease shall be executed by Landlord and Tenant incorporating the new space into the terms of this Lease. Tenant's failure to execute the amendment within 3 business days of receipt of the amendment, shall void this right of first refusal and Landlord shall have the right to lease the space to any prospective tenant that it shall elect.

     9. Tenant's election to exercise the Option in Paragraph 8 of the First Amendment shall be the election to extend the term of the Lease as to the entire 34,396 square feet of the Premises. Tenant my not exercise the Option as to a portion of the Premises.

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

     10. Except as herein modified or amended, the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have signed this Amendment, which, for reference purposes shall be deemed to have been dated as of September 13, 1999.

LANDLORD:                                  TENANT:
RENCO INVESTMENT COMPANY                   LEXAR MEDIA INC.
A California General Partnership           A California Corporation

By: _______________________________        By: ____________________________
Title: General Partner
                                           Title: _________________________

By: _______________________________
Title: General Partner                     By: ____________________________

                                           Title: _________________________
By: _______________________________
Title: General Partner

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